UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)        May 24, 2010

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.

1-6468	Georgia Power Company (A Georgia Corporation) 241 Ralph McGill Boulevard, N.E. Atlanta, Georgia 30308 (404) 506-6526	58-0257110

The name and address of the registrant have not changed since the last report.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                      Other Events.

On May 24, 2010, Georgia Power Company (the “Company”) entered into an Underwriting Agreement covering the issue and sale by the Company of $600,000,000 aggregate principal amount of its Series 2010B 5.40% Senior Notes due June 1, 2040 (the “Senior Notes”).  The Senior Notes were registered under the Securities Act of 1933, as amended, pursuant to the shelf registration statement (Registration No. 333-165133) of the Company.

Item 9.01.                      Financial Statements and Exhibits.

(c) Exhibits.
1.4
Underwriting Agreement relating to the Senior Notes, dated May 24, 2010, among the Company and Banc of America Securities LLC, Goldman, Sachs & Co., J.P. Morgan Securities Inc., RBS Securities Inc. and SunTrust Robinson Humphrey, Inc., as representatives of the Underwriters named in Schedule I thereto.

4.2	Forty-First Supplemental Indenture to Senior Note Indenture dated as of June 3, 2010, providing for the issuance of the Senior Notes.

4.9	Form of the Senior Notes (included in Exhibit 4.2 above).

5.1	Opinion of Troutman Sanders LLP relating to the Senior Notes.

12.1	Computation of ratio of earnings to fixed charges.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 3, 2010	GEORGIA POWER COMPANY By /s/Melissa K. Caen Melissa K. Caen Assistant Secretary